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                                   EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 of U.S. Trust Corporation (Registration No. 33-63899) pertaining to the 1995 Stock Option Plan of U.S. Trust Corporation, (ii) the Registration Statement on Form S-8 of U.S. Trust Corporation (Registration No. 33-62371) pertaining to the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies, (iii) the Registration Statement on Form S-8 of U.S. Trust Corporation (Registration No. 333-68589) pertaining to the U.S. Trust Corporation Employee Stock Purchase Plan, (iv) the Registration Statements on Form S-3 of U.S. Trust Corporation (Registration Nos. 333-61903, 333-63683, 333-16607, 333-72125, 333-88489) pertaining to the resale of 872,564 shares by certain selling shareholders, of our report dated January 31, 2000, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the Current Report on Form 8-K, dated February 22, 2000, which is incorporated into this Annual Report on Form 10-K.

                                                /s/ PricewaterhouseCoopers LLP
                                                ------------------------------
                                                    PricewaterhouseCoopers LLP



New York, New York
March 15, 2000